Exhibit 23.1

CONSENT OF REED SMITH LLP

We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectus included in the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-3 for United States Oil Fund, LP (333-193607). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/Reed Smith LLP__________________________

REED SMITH LLP

April 3, 2014